UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2014

SW CHINA IMPORTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173873	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15800 Crabbs Branch Way, Suite 310, Rockville MD 20855
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (240) 477-7738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01.  Changes in Control of Registrant

On March 26, 2014, Seon Won, sole officer and director of SW China Imports, Inc.  (the “Company”) and majority shareholder, sold all of his shares in the Company, totaling an aggregate of 159,930,000 shares of the common stock of the Company, to Big Sky Oil, Inc., a Montana corporation (“Big Sky”) in a private transaction. Big Sky also purchased a total of 10,000,000 shares owned by Taurus Financial Partners, LLC (“Taurus”) as part of the same private transaction.  As part of the transaction, an account payable to Taurus of $27,500 was paid at closing of the transaction.  As a result of this transaction, Big Sky owns approximately 80.92% of the issued and outstanding shares of common stock of the Company and is the now the majority shareholder of the Company.  The total consideration paid was $135,000.00 of which $50,550.00 was paid to Seon Won for a note payable which was assigned to Big Sky, $27,500 paid to Taurus for the accounts payable owed to it and the balance was paid to Seon Won and another minority shareholder who sold their stock to Big Sky and an unrelated third party.

In connection with this transaction, Seon Won, the Company’s sole officer and director, appointed Graciela Moreno director and officer and Seon Won subsequently resigned.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

At closing, in connection with the transaction with the purchase by Big Sky of controlling interest in the Company, Graciela Moreno was appointed CEO and a director and Seon Won resigned as sole office and director.

Graciela Moreno, the Company’s President, CEO, Chief Financial Officer and sole Director is responsible for the overall operation of the Company, including assisting in implementing the vision of asset acquisition and production strategy.  For the past four years, Ms. Moreno has been self-employed as a oil and gas consultant with GEM Consulting, LLC, in Dallas, Texas.  From 2011 to 2013, Ms. Moreno was an investor relations officer for Arriola Operating & Consulting, Inc., also in Dallas, Texas.  From 2010 until 2011, Ms. Moreno was assistant director of operations for Amercias Response Team Asset Management in Dallas, Texas.  Ms. Moreno has extensive experience in corporate business development, new client systems, and exploration and development in both the upstream and downstream sectors of the oil and gas industry.  The majority of her career has been involved in exploring new oil and gas resources for major oil and gas companies domestically and internationally.

Ms. Moreno attended Loyola Marymount University and the University of North Texas.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

March 26, 2014	SW CHINA IMPORTS, INC.

/s/ Graciela Moreno

Graciela Moreno, CEO